EXHIBIT 99.1

COLORADO PAIN SPECIALISTS

ACQUIRED BY PAINCARE HOLDINGS

Led by Nationally Recognized Interventional Pain Management Physicians,

Denver-Based Practice Expected to Contribute $3 Million in Annual Revenues and

$1.7 Million in Operating Income Each Year to PainCare

Orlando, FL – (PR NEWSWIRE) – April 14, 2005 – PainCare Holdings, Inc. (AMEX:PRZ), a world class leader in the delivery of orthopedic rehabilitation, minimally-invasive spine surgery and pain management solutions, today announced that is has acquired the non-medical assets of Colorado Pain Specialists, PC (CPS), an advanced interventional pain management practice operating six clinics in the Denver, Colorado area. In connection with the purchase of CPS’s non-medical assets, the Company will provide, through a wholly owned subsidiary, ongoing management and administrative services pursuant to a long-term Management Agreement entered into with CPS.

Emphasizing the highest quality, state-of-the-art techniques for the diagnosis and treatment of back and neck pain, CPS is jointly led by Scott Brandt, M.D. and Bradley Vilims, M.D., both nationally acclaimed leaders in the field of pain management who are actively involved in research, publication, presenting and physician proctoring on procedures and technologies related to Advanced Interventional Pain Medicine.   Currently, CPS offers advanced interventional pain care through six care clinics located in Greenwood Village, Lakewood, Littleton, Englewood, Westminster, and Aurora, Colorado.

The terms of the acquisition provide for PainCare to pay Drs. Brandt and Vilims total consideration of up to $8.5 million, payable in equal cash and stock payments.  In keeping with PainCare’s primary acquisition model, 50% of the total consideration, or $4.25 million, was paid at closing and the remaining balance of $4.25 million will be paid over three years pursuant to certain predetermined earnings benchmarks being achieved by CPS and the payment of the management fee to PainCare.  Based on the pro forma historical financial performance of CPS, PainCare expects the practice to contribute approximately $3 million in annual revenue and $1.7 million in operating income each year to the Company.

Randy Lubinsky, CEO of PainCare, added, “Given Drs. Brandt and Vilims notable credentials and industry standing in the national healthcare arena, we recognized early on that they would greatly complement PainCare’s world class team of physicians.  Moreover, the successful practice they have built in Colorado ideally fits our business model and is expected to further enhance our ongoing efforts to build value for our Company shareholders.”

Widely recognized as interventional pain management experts, Dr. Brandt is Board Certified by the American Board of Anesthesiology and is a Diplomat of the American Board of Pain Medicine.  He is also a member of the Colorado Society of Anesthesiologists, Colorado Pain Society, International Spinal Injection Society (ISIS), North American Spine Society (NASS), and American Board of Pain Medicine.  Dr. Vilims, who specializes in diagnostic and therapeutic spinal injections and advanced interventions, is also Board Certified by the American Board of Anesthesiology and is a Diplomat of the American Board of Pain Medicine. Dr. Vilims is also the current CEO and President of the Colorado Society of Interventional Pain Physicians and is a member of the Colorado Society of Anesthesiologists, Colorado Pain Society, ISIS, NASS, International Neuromodulation Society, American Board of Pain Medicine and American Society of Interventional Pain Physicians.

“Dr. Brandt and I are excited to be joining the PainCare organization.  The industry buzz surrounding PainCare and its success certainly captured our attention.  Now that we are part of the PainCare team, we look forward to working closely with our new partners in providing the highest level of care and the continued advancement of interventional pain medicine,” stated Dr. Vilims.

About PainCare Holdings, Inc.

Founded in Orlando, Florida in 2000, PainCare is rapidly emerging as one of North America's leading providers of cost-effective, high-tech pain relief. The Company has established and is aggressively expanding a highly specialized, professional health services organization that is comprised of many internationally renowned neuro- and orthopedic surgeons, physiatrists and pain management specialists. Specifically, PainCare’s cadre of medical professionals offer pain sufferers a wide range of modalities including interventional pain management, minimally invasive spine surgery and orthopedic rehabilitation.

Through acquired or managed practices, and in partnership with independent physician practices, group practices and medical institutions throughout the country, PainCare also offers numerous ancillary services including MedX-Direct, a proprietary, on-site, turnkey orthopedic rehabilitation program; EDX-Direct, a comprehensive electro-diagnostic medicine program; diagnostic imaging services; Intra Articular Joint Program, a proprietary, non-operative treatment protocol for addressing knee pain and stiffness caused by osteoarthritis; and medical real estate services. In addition, the Company owns and operates three ambulatory surgery centers located in the southeast region of the United States.

For more information on PainCare Holdings, please visit http://www.paincareholdings.com.

This press release contains forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. These forward-looking statements, which may include statements regarding our future financial performance or results of operations, including expected revenue growth, cash flow growth, future expenses, future operating margins and other future or expected performance, are subject to the following risks :the acquisition of businesses or the launch of new lines of business, which could increase operating expenses and dilute operating margins ;the inability to attract new patients by our owned practices, the managed practices and the limited management practices ;increased competition, which could lead to negative pressure on our pricing and the need for increased marketing; the inability to maintain, establish or renew relationships with physician practices, whether due to competition or other factors; the inability to comply with regulatory requirements governing our owned practices the managed practices and the limited management practices; that projected operating efficiencies will not be achieved due to implementation difficulties or contractual spending commitments that cannot be reduced; and to the general risks associated with our businesses.

In addition to the risks and uncertainties discussed above you can find additional information concerning risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements in the reports that we have filed with the Securities and Exchange Commission.  The forward-looking statements contained in this press release represent our judgment as of the date of this release and you should not unduly rely on such statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.   In light of these risks and uncertainties, the forward-looking events and circumstances discussed in the filing may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements.

FOR MORE INFORMATION, PLEASE CONTACT:

Media Relations

Mike Krutzler, Higher Advertising, Inc.

407.447.1340 or via email at mike@higheradvertising.com

Investor Relations

Stephanie Noiseux, Elite Financial Communications Group, LLC

407.585.1080 or via email at prz@efcg.net